UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_____________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

May 18, 2007

____________________________

Electronic Clearing House, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-15245 (Commission File Number)		93-0946274 (IRS Employer Identification No.)
730 Paseo Camarillo, Camarillo, California 93010 (Address of Principal Executive Offices and zip code)

(805) 419-8700
(Registrant's telephone
number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chairman and CEO; Appointment of New CEO and Non-Executive Chairman

On May 22, 2007, Electronic Clearing House, Inc., a Nevada corporation (the “Registrant”), announced the upcoming retirement of its Chairman and Chief Executive Officer, Joel M. (“Jody”) Barry, effective July 2, 2007, the anticipated date of the Registrant’s Annual Meeting of Shareholders.  The Registrant expects to finalize a retirement separation arrangement with Mr. Barry prior to its anticipated Annual Meeting of Shareholders.

The Registrant further announced that upon Mr. Barry’s retirement on July 2, 2007, President and Chief Operating Officer, Charles J. (“Chuck”) Harris, will assume the position of Chief Executive Officer, and independent Board of Directors’ member, Richard D. Field, will assume the role of non-executive Chairman of the Board of Directors.    The Registrant expects that Mr. Field will remain on the committees of the Board of Directors on which he currently serves.

Chuck Harris, age 44, joined the Registrant in September 2005 as President, Chief Operating Officer and Director. Prior to joining the Company, Mr. Harris served in executive, operational and sales leadership positions at prominent organizations including Paymentech and Electronic Data Systems. Most recently, from 2002 to 2005, he was President and Chief Executive Officer of Merchant Link, a wholly-owned subsidiary of Paymentech and a supplier of electronic payment technologies and outsourced services to the point-of-sale market.

Richard Field, age 66, became a Director of the Registrant in July 2004. Mr. Field has worked in the financial services industry for over 40 years as an executive of the Bank of New York, Chase, and Citigroup, and a director of MasterCard International and Chairman of its U.S. Board of Directors. Since his retirement from full time employment in 1997, Mr. Field has continued his career in the specialty financial services sector as a co-founder and director of LendingTree, Inc. and as a board member of Providian Financial Corporation and HPSC, Inc.

No arrangement or understanding exists between Messrs. Harris or Field and any other persons pursuant to which Mr. Harris was appointed to assume the role of Chief Executive Officer of the Registrant, or pursuant to which Mr. Field was appointed to assume the role of non-executive Chairman.  Neither of Messrs. Harris or Field has any family relationship, as that term is defined in Item 401(d) of Regulation S-K, with any director or officer of the Registrant.

Since the beginning of the Registrant’s last fiscal year, Mr. Harris has had no direct or indirect material interest in any transaction exceeding $120,000 to which the Registrant was a party, except for compensation solely resulting from Mr. Harris’ employment relationship with the Registrant which is disclosed in the Registrant’s Annual Report on Form 10-K.

On May 22, 2007, the Registrant issued a press release announcing the retirement of Mr. Barry and the appointment of Messrs. Harris and Field, which release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Re-election of Directors

On May 18, 2007, the Board of Directors of the Registrant confirmed that Messrs. Eugene H. Lockhart and Carl R. Terzian would not stand for re-election at the Registrant’s Annual Meeting of Shareholders.  The determination by each of Messrs. Lockhart and Terzian was for personal reasons and not as a result of any disagreement with the Registrant.  Each of Messrs. Lockhart and Terzian will continue to serve in their current director capacities through the date of the Annual Meeting of Shareholders.

The Registrant expects to nominate at least one new director to its Board of Directors to replace the position held by either Mr. Lockhart or Mr. Terzian.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by the Registrant on May 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC CLEARING HOUSE, INC.
(Registrant)

By:	\s\ Alice Cheung
Alice L. Cheung, Treasurer &
Chief Financial Officer

Dated: May 23, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Registrant on May 22, 2007.